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                                                                Exhibit 99(d)(4)

                           THE DEWOLFE COMPANIES, INC.
                                80 HAYDEN AVENUE
                         LEXINGTON, MASSACHUSETTS 02421

June 14, 2002


NRT Incorporated
339 Jefferson Road
Parsippany, NJ 07054
Attn:  Thomas J. Freeman, Senior Vice President

Ladies and Gentlemen:

         In order to facilitate the consideration of and discussions and possible negotiations regarding a potential transaction (a "Transaction") between NRT Incorporated ("NRT") and The DeWolfe Companies, Inc. (the "Company"), NRT desires, and the Company is agreeable to providing NRT with, access to certain financial and other information regarding the business and affairs of the Company. This letter agreement sets forth the Company's and NRT's respective rights and obligations regarding the use and disclosure of such information and various related matters.

         The Company and NRT, each intending to be legally bound for and in consideration of the mutual promises contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby mutually acknowledged, acknowledge and agree as follows:

         1. CONFIDENTIAL INFORMATION. For purposes of this letter agreement, "Confidential Information" will be deemed to include:

         (a) any information, in whatever form, relating directly or indirectly to the business of the Company, any predecessor entity or any subsidiary or other affiliate of the Company, whether prepared by the Company or by any other person, that is, has been or will be made available to NRT, or to any director, officer, employee, affiliate (including, without limitation, any parent company), agent, advisor or representative (each, a "Related Party") of NRT by or on behalf of the Company or any Related Party of the Company;

         (b) any memorandum, analysis, compilation, summary, interpretation, study, report or other document, record or material that is, has been or will be prepared by or for NRT or any Related Party of NRT and that contains, reflects, interprets or is based directly or indirectly upon any information of the type referred to in subsection (a) of this sentence;

         (c) the existence and terms of this letter agreement, and the fact that information of the type referred to in subsection (a) of this sentence has been made available to NRT or any Related Party of NRT; and

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         (d) the fact that discussions or negotiations are or may be taking place with respect to a possible Transaction involving NRT and the Company, the content of any such discussions or negotiations, and the proposed terms of any such Transaction;

provided, however, that "Confidential Information" will not be deemed to include:

                  (i) any information that is or becomes generally available to the public other than as a direct or indirect result of the disclosure of any of such information by NRT or by any Related Party of NRT;

                  (ii) any information that was in NRT's possession prior to the time it was first made available to NRT or any Related Party of NRT by or on behalf of the Company or any Related Party of the Company, provided that, to the knowledge of NRT, the source of such information was not at the time such information was made available bound by any contractual or other obligation of confidentiality to the Company or any other person with respect to any of such information; or

                  (iii) any information that becomes available to NRT from a source other than the Company or any Related Party of the Company, provided that, to the knowledge of NRT, such source was not at the time such information was made available bound by any contractual or other obligation of confidentiality to the Company or any other person with respect to any of such information.

         Confidential Information shall include, without limitation, any information within the foregoing definition (subject to the foregoing exceptions) provided by or on behalf of the Company to NRT prior to the date hereof.

         2.       LIMITATIONS ON USE AND DISCLOSURE OF CONFIDENTIAL INFORMATION.

         (a) NRT agrees that (x) it will not use the Confidential Information for any purpose other than determining whether NRT wishes to enter into a Transaction with the Company and (y) except in connection with the permitted use set forth in the foregoing clause (x), it will not use the Confidential Information in any way directly harmful to the Company. Except as required by law, rule, regulation or legal process (and subject to compliance with Section 2(d) hereof), NRT agrees not to disclose or allow disclosure to others of any Confidential Information, in any manner whatsoever, in whole or in part, without the prior written consent of the Company. Except as required by law, rule, regulation or legal process (and subject to compliance with Section 2(d) hereof), NRT shall take all reasonable precautions to prevent the unauthorized use or disclosure of the Confidential Information. Notwithstanding the foregoing, NRT may disclose Confidential Information to any Related Party of NRT, to the extent necessary to permit such Related Party to assist NRT in evaluating a potential Transaction; provided, however, that (x) NRT shall be responsible for any breach of this letter agreement by any Related Party of NRT and (y) with respect to NRT's subsidiary Hunneman Real Estate Corporation ("Hunneman"), Confidential Information shall only be disclosed to senior management personnel.

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         (b) NRT agrees that, until the earlier of (i) the consummation of a
Transaction between the Company and NRT or (ii) June 30, 2003, neither NRT nor any of its Related Parties (other than Hunneman or Hunneman's subsidiaries and any other acquired real estate brokerages in the New England region) shall solicit to employ or engage any employees and independent contractors of the Company through a solicitation campaign or program that is intended to specifically target such employees and independent contractors of the Company. It is understood and agreed that nothing in this Section 2(b) shall be deemed to prohibit or restrict the ordinary course solicitation, hiring or recruitment efforts of Hunneman, or any other real estate brokerage acquired by Hunneman or NRT or its Related Parties, in the New England region.

         (c) The Company hereby agrees that it and all of its Related Parties will keep confidential the Confidential Information set forth in Section 1(c) and (d) during the term of this letter agreement.

         (d) In the event that NRT or the Company, or any of their respective Related Parties, is required by any law, rule, regulation or legal process to disclose any Confidential Information as to which such party has a confidentiality obligation to the other party under this Section 2, such party shall give the other party prompt written notice of such request or requirement so that the other party may seek an appropriate protective order or other remedy and/or waive compliance with the provisions of this letter agreement, and such party shall reasonably cooperate (at the other party's expense) with the other party to obtain such protective order. In the event that such protective order or other remedy is not obtained or the other party waives compliance with the relevant provisions of this letter agreement, such party shall furnish only that portion of such Confidential Information which, such party has determined in good faith after consultation with such party's counsel, is legally required to be disclosed and will use such party's reasonable best efforts to assure that confidential treatment will be accorded to such information.

         3. COMPANY CONTACT. Any request by NRT or any Related Party of NRT to review Confidential Information must be directed to the Company's President and Chief Operating Officer (the "Company Contact") or to any person designated by the Company Contact. Neither NRT nor any Related Party of NRT will contact or otherwise communicate with any other person related to the Company in any way related to a possible Transaction without the prior written authorization of the Company Contact.

         4. NO REPRESENTATIONS BY THE COMPANY. Neither the Company nor any Related Party of the Company will be under any obligation to make any particular Confidential Information available to NRT or any Related Party of NRT or to supplement or update any Confidential Information previously furnished. Neither the Company nor any Related Party of the Company has made or is making any representation or warranty, express or implied, as to the accuracy or completeness of any Confidential Information, and neither the Company nor any Related Party of the Company will have any liability to NRT or to any Related Party of NRT relating to or resulting from the use of any Confidential Information or any inaccuracies or errors therein or omissions therefrom. Only those representations and warranties (if any) that are included in any final definitive written agreement that provides for the consummation of a negotiated

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Transaction between NRT and the Company and is validly executed on behalf of and delivered by NRT and the Company (a "Definitive Agreement") will have legal effect.

         5. ACKNOWLEDGEMENT OF SECURITIES LAWS. NRT acknowledges and agrees, and will advise all Related Parties of NRT who receive Confidential Information, that (i) the United States securities laws prohibit any person who has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities, and (ii) NRT is familiar with the Exchange Act and the rules and regulations promulgated thereunder and NRT will not use nor cause any party to use any Confidential Information in contravention of the Exchange Act or such rules and regulations including, but not limited to, Rules 10b-5 and 14e-3.

         6. RETURN OF CONFIDENTIAL INFORMATION. If the parties have not entered into a Definitive Agreement by July 31, 2002, or if, at any time, the Company requests, NRT and all Related Parties of NRT will promptly deliver to the Company any Confidential Information (and all copies thereof) obtained or possessed by NRT or any Related Party of NRT; provided, however, that, in lieu of delivering to the Company any written materials of the type described in clause "(b)" of the definition of Confidential Information, NRT may destroy such written materials. Notwithstanding the delivery to the Company (or the destruction by NRT) of Confidential Information pursuant to this Section 6, NRT and its Related Parties will continue to be bound by their confidentiality obligations and other obligations under this letter agreement.

         7. NO OBLIGATION TO PURSUE TRANSACTION. Unless NRT and the Company enter into a Definitive Agreement, no agreement providing for a Transaction will be deemed to exist between them, or the Related Parties of either of them, and neither the Company nor NRT will be under any obligation, legal or otherwise, to negotiate or enter into any such agreement or Transaction. The Company reserves the right, in its sole discretion: (a) to conduct any process it deems appropriate with respect to any transaction or proposed transaction involving the Company, and to modify any procedures relating to any such process without giving notice to NRT or any other Person; (b) to reject any proposal made by NRT or any Related Party of NRT with respect to a Transaction involving the Company; and (c) to terminate discussions and negotiations with NRT at any time. NRT recognizes that, except as expressly provided in any Definitive Agreement between NRT and the Company: (i) the Company and any Related Party of the Company will be free to negotiate with, and to enter into any agreement or transaction with, any other interested party; and (ii) NRT will not have any rights or claims against the Company or any Related Party of the Company or its stockholders arising out of or relating to any Transaction or proposed Transaction involving the Company (other than in connection with this letter agreement).

         8. NO WAIVER; AMENDMENT. No failure or delay by the Company or NRT, or any Related Party of either of them, in exercising any right, power or privilege under this letter agreement will operate as a waiver thereof, and no single or partial exercise of any such right, power or privilege will preclude any other or future exercise thereof or the exercise of any other right, power or privilege under this letter agreement. No provision of this letter agreement can be waived or amended except by means of a written instrument that is validly executed by the

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Company and NRT and that refers specifically to the particular provision or provisions being waived or amended.

         9. REMEDIES. Each of NRT and the Company shall indemnify and hold harmless the other party, and all Related Parties of the other party, against and from, and shall reimburse the other party, and the other party's Related Parties, for any damage, loss, claim, liability or expense (including reasonable legal fees and the cost of enforcing the other party's rights under this letter agreement) arising directly or indirectly out of or resulting directly or indirectly from any unauthorized use or disclosure of any Confidential Information as to which such party has a confidentiality obligation to the other party under Section 2 or any other breach of this letter agreement. Each of NRT and the Company acknowledges that money damages would not be a sufficient remedy for any breach of this letter agreement by such party, or any of such party's Related Parties, and that the other party would suffer irreparable harm as a result of any such breach. Accordingly, the other party shall also be entitled to equitable relief, including injunction and specific performance, as a remedy for any breach or threatened breach of this letter agreement by such other party or any of such party's Related Parties. The indemnification and equitable remedies referred to above will not be deemed to be the exclusive remedies for a breach of this letter agreement, but rather will be in addition to all other remedies available at law or in equity to the aggrieved party. In the event of litigation relating to this letter agreement, if a court of competent jurisdiction determines that NRT, the Company, or any other respective Related Parties, has breached this letter agreement intentionally or through gross negligence, such party shall be liable for, and shall pay to the other party and the other party's Related Parties the reasonable legal fees incurred by the Company and the Company's Related Parties in connection with such litigation (including any appeal relating thereto).

         10. SUCCESSORS AND ASSIGNS; APPLICABLE LAW; JURISDICTION AND VENUE. This letter agreement shall be binding upon and inure to the benefit of, the Company, NRT and their respective Related Parties, and their respective heirs, successors and assigns. This letter agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without giving effect to principles of conflicts of laws). NRT and the Company, on their own behalf and on behalf of their respective Related Parties: (a) irrevocably and unconditionally consent and submit to the jurisdiction of the state and federal courts located in the Commonwealth of Massachusetts for purposes of any action, suit or proceeding arising out of or relating to this letter agreement; (b) agree that service of any process, summons, notice or document by U.S. registered mail to the address set forth at the end of this letter agreement shall be effective service of process for any action, suit or proceeding brought against NRT, the Company, or any of their respective Related Parties; (c) irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this letter agreement in any state or federal court located in the Commonwealth of Massachusetts, whether on the grounds that it is improper or inconvenient; and
(d) irrevocably and unconditionally waive the right to plead or claim, and irrevocably and unconditionally agree not to plead or claim, that any action, suit or proceeding arising out of or relating to this letter agreement that is brought in any state or federal court located in the Commonwealth of Massachusetts has been brought in an inconvenient forum.

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         12.      MISCELLANEOUS.

         (a) Section headings appearing in this letter agreement have been included for convenience of reference only and shall not affect or be taken into account in the interpretation of this letter agreement.

         (b) The invalidity or unenforceability of any provision of this letter agreement shall not affect the validity or enforceability of any other provision of this letter agreement.

         (c) By making Confidential Information or other information available to NRT or NRT's Related Parties, the Company is not, and shall not be deemed to be, granting (expressly or by implication) any license or other right under or with respect to any patent, trade secret, copyright, trademark or other proprietary or intellectual property right.

         (d) The Company reserves the right to assign its rights, powers and privileges under this letter agreement (including, without limitation, the right to enforce the terms of this letter agreement) to any person who enters into a Transaction.

         (e) This letter agreement constitutes the entire agreement between NRT and the Company regarding the subject matter hereof and supersedes any prior agreement between NRT and the Company regarding the subject matter hereof.

         (f)      This letter agreement shall expire on December 31, 2004.

         (g) This letter agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this letter agreement, and all of which, when taken together, shall be deemed to constitute one and the same letter agreement.

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         If you are in agreement with the foregoing, please sign and return a copy of this letter to the Company's Contact, whereupon this letter agreement shall take effect, superseding the confidentiality letter agreement between the parties dated May 3, 2002.

                                              Very truly yours,

                                              THE DEWOLFE COMPANIES, INC.


                                              By: /s/ PAUL J. HARRINGTON
                                                 ---------------------------
                                                 Name:  PAUL J. HARRINGTON
                                                 Title: PRESIDENT


ACCEPTED AND AGREED TO:

NRT INCORPORATED


By: /s/ THOMAS J. FREEMAN
   -----------------------------
Name:  THOMAS J. FREEMAN
Title: SENIOR VICE PRESIDENT



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